HomeStreet, Inc. Reports Year-End and Fourth Quarter 2018 Results

Key highlights and developments for 2018:

•	Achieved record net income in our Commercial and Consumer Banking segment of $56.8 million, or $52.9 million excluding the impact of tax reform, acquisition, and restructuring related items

•	Grew loans held for investment to $5.09 billion, an increase of $564.1 million, or 12% from $4.53 billion at December 31, 2017

•	Increased deposits to $5.05 billion, an increase of $290.5 million, or 6% from $4.76 billion at December 31, 2017

•
Implemented cost savings initiatives, excluding the impact of restructuring and acquisition related charges, that reduced expenses by $14.0 million in base salaries, $11.3 million in general and administrative expenses and $2.6 million in occupancy expense in 2018

•	Reduced headcount 16 % from 2,419 at year-end 2017 to 2,036 at year-end 2018

•	Recognized non-cash tax benefits of $4.9 million in 2018 and $23.3 million in 2017 related to the Tax Cuts and Jobs Act legislation ("Tax Reform Act") enacted in December 2017

•	The ratio of non-performing assets to total assets fell to 0.17% at December 31, 2018, from 0.23% at December 31, 2017

•
Announced agreement to acquire a retail branch, with approximately $123 million in deposits, along with $123 million of loans and a commercial lending team in San Diego County, which is expected to close in March 2019

•	Opened three de novo retail branches and consolidated two other retail branches into two nearby locations

•	Sold $4.90 billion in unpaid balance of our single family mortgage servicing rights, improving our regulatory capital ratios

•	Appointed Sandra Cavanaugh and Mark Patterson to our Board of Directors and appointed Donald R. Voss as Lead Independent Director

SEATTLE – January 22, 2019 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq:HMST) (including its consolidated subsidiaries, the “Company” or “HomeStreet”), the parent company of HomeStreet Bank, today announced net income of $40.0 million, or $1.47 per diluted share for the year ended 2018, compared with net income of $68.9 million, or $2.54 per diluted share for the year ended 2017. Core net income(1) for the year ended 2018 was $40.1 million, or $1.48 per diluted share, compared with core net income(1) of $48.4 million, or $1.79 per diluted share, for the year ended 2017. Net income for the fourth quarter of 2018 was $15.2 million, or $0.56 per diluted share, compared with net income of $11.8 million, or $0.44 per diluted share for the third quarter of 2018 and net income of $34.9 million or $1.29 per diluted share for the fourth quarter of 2017. Core net income (1) for the fourth quarter of 2018 was $9.7 million or $0.36 per diluted share, compared with $12.3 million or $0.45 per diluted share for the third quarter of 2018 and $11.5 million or $0.42 per diluted share in the fourth quarter of 2017.

“Notwithstanding the impact of a challenging period in the mortgage banking cycle, I’m proud of what we accomplished at HomeStreet during 2018,” said Mark K. Mason, Chairman, President, and Chief Executive Officer. “Our Commercial and Consumer Banking segment reported record net income for 2018 driven primarily by a 12% increase in loans held for investment, all of which was from organic growth. While rapidly increasing short-term interest rates during 2018 and a persistently flat yield curve have adversely impacted our interest rate sensitive deposit balances and our net interest margin; our overall growth, fueled by the increase in our loan portfolio, significantly increased our net interest income. At the same time, we reduced our ratio of nonperforming assets to 0.17% of total assets as our asset quality remained strong.”
“During the past year we also made substantial improvements to the cost structure of our business, particularly in the Mortgage Banking segment. We believe that these cost saving initiatives will position the business for profitability as the cycle improves. We continue to consider both operational and strategic changes to further improve the profitability of our mortgage banking business.”

(1) For notes on non-GAAP financial measures see the end of this press release.

Conference Call
HomeStreet, Inc., the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, January 22, 2019 at 1:00 p.m. EST. Mark K. Mason, President and CEO, and Mark R. Ruh, Executive Vice President and Chief Financial Officer, will discuss year-end and fourth quarter 2018 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10127079 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada and 1-412-317-1075 internationally) shortly before 1:00 p.m. EST.
A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10127079.

The information to be discussed in the conference call will be posted on the Company's web site before the market opens on Tuesday, January 22, 2019.
About HomeStreet
Now in its 98th year, HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington and is the holding company for HomeStreet Bank, a state-chartered, FDIC-insured commercial bank. HomeStreet offers consumer, commercial and private banking services, investment and insurance products, and originates residential and commercial mortgages and construction loans for borrowers located in the Western United States and Hawaii. Certain information about our business can be found on our investor relations web site located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and an Equal Housing Lender.

Contact:	Investor Relations:
HomeStreet, Inc.
Gerhard Erdelji (206) 515-4039
Gerhard.Erdelji@HomeStreet.com
http://ir.homestreet.com

Forward-Looking Statements
TThis press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial condition and likelihood of success, as well as plans and expectations for future actions and events. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry and our expectations about the future regarding recent and planned growth. When used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond management's control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Among other things, we face limitations and risks associated with recent restructuring activities, the ongoing need to anticipate and address similar issues affecting our business, and challenges to our ability to efficiently expand our banking operations, meet our growth targets, maintain our competitive position and generate positive net income and cash flow. These limitations and risks include changes in general political and economic conditions that impact our markets and our business; actions by the Federal Reserve Board and financial market conditions that affect monetary and fiscal policy; regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, including new or changing interpretations of existing statutes or regulations and restrictions that could be imposed by our regulators on certain aspects of our operations or on our growth initiatives and acquisition activities; our ability to maintain electronic and physical security of our customer data and our information systems; our ability to maintain compliance with current and evolving laws and regulations; our ability to attract and retain key personnel; the uncertainty and potentially destabilizing impact on our employees and customers from the recent activity of shareholder activists; our ability to make accurate estimates of the value of our non-cash assets and liabilities; our ability to operate our business efficiently in a time of lower revenues and increases in the competition in our industry and across our markets; and the extent of our success in resolving problem assets. The results of our restructuring activities and cost efficiency measures may fall short of our financial and operational expectations. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards; decreases in interest rates; increase in competition for loans; unfavorable changes in general economic conditions, including housing prices and the job market; the impact of natural disasters on housing availability; the ability of our customers to meet their debt obligations; consumer confidence and spending habits either nationally or in the regional and local market areas in which we do business; and recent and future legislative or regulatory actions or reform that affect us directly or our business or the banking or mortgage industries more generally. A discussion of the factors that may pose a risk to the achievement of our business goals and our operational and financial objectives is contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018, which we update from time to time in our filings with the Securities and Exchange Commission. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

The information contained herein is unaudited, although certain information related to the year ended December 31, 2017 has been derived from our audited financial statements for the year then ended as included in our 2017 Form 10-K. We have not filed our 2018 Form 10-K, and as a result, all financial results for the three and 12 months ended December 31, 2018 should be considered preliminary. All financial data, for the year end December 31, 2017 should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2017 and the notes to such consolidated financial statements of HomeStreet, Inc., and subsidiaries as of and for the fiscal year ended December 31, 2017, as contained in the Company's Annual Report on Form 10-K for such fiscal year.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we have disclosed the following non-GAAP financial measures: core net income; core diluted income per common share; core efficiency ratios; net income (loss), excluding income tax reform-related items, and acquisition-related and restructuring related items, net of tax, for our Commercial and Consumer Banking Segment and our Mortgage Banking Segment; return on average shareholders' equity, return on average tangible shareholders’ equity, and return on average assets, in each case excluding income tax reform-related items, restructuring related items, net of tax, and acquisition-related items, net of tax; tangible book value per share; tangible shareholders' equity and average tangible shareholders’ equity. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We have disclosed core net income; core diluted income per common share; noninterest expense, excluding income tax reform-related items, restructuring-related items, net of tax, and acquisition-related items, net of tax; net income, excluding income tax reform-related items, and acquisition-related items and restructuring-related items, net of tax, for our Commercial and Consumer Banking segment; and net income (loss), excluding income tax reform-related items, restructuring-related items, net of tax, for our Mortgage Banking segment to provide comparisons of quarter-to-date fiscal 2018 information to the corresponding periods of fiscal 2017, excluding the impact of the Tax Reform Act related tax benefit, the after-tax impact of restructuring charges and the after-tax impact of acquisition-related expenses. We also have presented core efficiency ratios, which eliminate costs incurred in connection with these acquisitions. We refer to all of the above measurements as “Core” measurements. We have also presented return on average shareholders' equity, return on average tangible shareholders’ equity, and return on average assets, in each case excluding income tax reform-related items, restructuring related items and acquisition-related items, net of tax. We believe all of these measures are useful to investors who are seeking to exclude the Tax Reform Act related tax benefit, the after-tax impact of restructuring charges and the after-tax impact of acquisition-related expenses, which we recorded in connection with our merger with Orange County Business Bank on February 1, 2016, and with our acquisition of two retail deposit branches in Lake Oswego, Oregon on August 12, 2016, two retail deposit branches in Southern California on November 11, 2016 and one retail deposit branch in Southern California on September 15, 2017. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our results of core operations by excluding certain restructuring-related expenses, as well as acquisition-related revenues and expenses and the impact of the Tax Reform Act tax benefit, that may not be indicative of our expected recurring results of operations.

Similarly, we have provided information about our balance sheet items, including total loans, total deposits and total assets, adjusted in each case to eliminate acquisition-related impacts.

We also have disclosed tangible book value per share of common stock and return on average tangible shareholders’ equity which are non-GAAP financial measures.

We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are available to institutional investors and analysts to help them assess the strength of our business on a normalized basis.

Below we present a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP measure.

	Quarter Ended		Year Ended
(in thousands)	Dec.31, 2018	Dec. 31, 2017	Dec.31, 2018	Dec. 31, 2017

Consolidated results:
Net income	$15,227	$34,915	$40,027	$68,946
Impact of income tax reform-related benefit	(4,884)	(23,326)	(4,884)	(23,326)
Impact of restructuring-related expenses (recoveries), net of tax	(676)	(169)	4,953	2,418
Impact of acquisition-related expenses (recoveries), net of tax	54	47	22	391
Core net income	$9,721	$11,467	$40,118	$48,429

Diluted earnings per common share	$0.56	$1.29	$1.47	$2.54
Impact of income tax reform-related benefit	(0.18)	(0.86)	(0.18)	(0.86)
Impact of restructuring-related expenses (recoveries), net of tax	(0.02)	(0.01)	0.19	0.09
Impact of acquisition-related expenses (recoveries), net of tax	—	—	—	0.02
Core diluted earnings per common share	$0.36	$0.42	$1.48	$1.79